Exhibit 99.1

PJT Partners Inc. Reports Third Quarter 2016 Results

Highlights

•	Third quarter 2016 Total Revenues were $121.3 million, up 36% compared with the second quarter of 2016
•	Nine months 2016 Total Revenues were $325.9 million, up 8% from the same period in 2015
•	Company to acquire 594,072 partnership units for cash in a quarterly exchange transaction
•	Strong balance sheet with approximately $157 million of cash and no funded debt at quarter-end

New York, November 1, 2016: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today reported its third quarter 2016 results. Total Revenues for the three months ended September 30, 2016 were $121.3 million compared with $147.3 million for the three months ended September 30, 2015. GAAP Pretax Loss was $2.0 million for the three months ended September 30, 2016 compared with GAAP Pretax Income of $43.9 million for the three months ended September 30, 2015. Adjusted Pretax Income was $21.0 million for the three months ended September 30, 2016 compared with $49.1 million for the three months ended September 30, 2015.

Total Revenues for the nine months ended September 30, 2016 were $325.9 million compared with $302.1 million for the nine months ended September 30, 2015. GAAP Pretax Loss was $9.5 million for the nine months ended September 30, 2016 compared with GAAP Pretax Income of $22.7 million for the nine months ended September 30, 2015. Adjusted Pretax Income was $50.4 million for the nine months ended September 30, 2016 compared with $52.6 million for the nine months ended September 30, 2015.

Paul J. Taubman, Chairman and Chief Executive Officer, said, “We continue to be pleased with the progress we have made since becoming an independent, public company. Clients around the globe are increasingly turning to PJT Partners for sophisticated financial advice and our year-to-date results reflect the positive momentum in our business. We remain confident in our near, intermediate and long term prospects.”

The Company’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions on which it advises as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

The financial information and results presented below for the periods prior to October 1, 2015 reflect the historical results of operations of the strategic advisory services, restructuring and reorganization advisory services and Park Hill Group businesses of The Blackstone Group L.P. (“Blackstone”) prior to the formation of PJT Partners. The financial information for those periods discussed below and included in this earnings release may not necessarily reflect what our financial condition, results of operations or cash flows would have been had we been a stand-alone company during such periods or what our financial condition, results of operations and cash flows may be in the future.

Revenues

The following table presents revenues for the three and nine months ended September 30, 2016 and 2015 (dollars in thousands; unaudited):

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change
Advisory	$100,728	$116,205	-13%	$241,360	$221,471	9%
Placement	18,327	27,776	-34%	78,930	76,099	4%
Interest Income and Other	2,291	3,341	-31%	5,644	4,546	24%
Total Revenues	$121,346	$147,322	-18%	$325,934	$302,116	8%

For the three months ended September 30, 2016, Total Revenues were $121.3 million compared with $147.3 million for the three months ended September 30, 2015, a decrease of 18%. Advisory Revenues were $100.7 million for the three months ended September 30, 2016 compared with $116.2 million for the three months ended September 30, 2015, a decrease of 13%. The decrease in Advisory Revenues was primarily driven by an overall decrease in the size of transactions that closed during the three months ended September 30, 2016. A decrease in strategic advisory activity was partially offset by an increase in restructuring and special situations activity. Placement Revenues were $18.3 million for the three months ended September 30, 2016 compared with $27.8 million for the three months ended September 30, 2015, a decrease of 34%. The decline in Placement Revenues was primarily due to a decrease in the number and size of fund placement transactions that closed during the quarter.

For the nine months ended September 30, 2016, Total Revenues were $325.9 million compared with $302.1 million for the nine months ended September 30, 2015, an increase of 8%. Advisory Revenues were $241.4 million for the nine months ended September 30, 2016 compared with $221.5 million for the nine months ended September 30, 2015, an increase of 9%. The increase in Advisory Revenues was primarily driven by an overall increase in the number and size of advisory transactions that closed during the nine months ended September 30, 2016. An increase in restructuring and special situations activity was partially offset by a decrease in strategic advisory activity. Placement Revenues were $78.9 million for the nine months ended September 30, 2016 compared with $76.1 million for the nine months ended September 30, 2015, an increase of 4%. The increase in Placement Revenues was primarily due to an increase in the number of fund placement transactions that closed during the nine months ended September 30, 2016.

Expenses

The following tables set forth information relating to the Company’s expenses (dollars in thousands; unaudited):

	Three Months Ended September 30,
	2016		2015
	GAAP	As Adjusted (a)	GAAP	As Adjusted (a)
Expenses
Compensation and Benefits	$95,841	$78,875	$67,060	$68,432
% of Revenues	79.0%	65.0%	45.5%	46.5%
Non-Compensation	$27,465	$21,489	$36,401	$29,779
% of Revenues	22.6%	17.7%	24.7%	20.2%
Total Expenses	$123,306	$100,364	$103,461	$98,211
% of Revenues	101.6%	82.7%	70.2%	66.7%
Pretax Income (Loss)	$(1,960)	$20,982	$43,861	$49,111
% of Revenues	N/M	17.3%	29.8%	33.3%

__________________________

N/M	Not meaningful.
(a)	See Appendix for reconciliations of GAAP to Non-GAAP Financial Data.

	Nine Months Ended September 30,
	2016		2015
	GAAP	As Adjusted (a)	GAAP	As Adjusted (a)
Expenses
Compensation and Benefits	$255,976	$207,667	$206,820	$184,855
% of Revenues	78.5%	63.7%	68.5%	61.2%
Non-Compensation	$79,440	$67,880	$72,563	$64,615
% of Revenues	24.4%	20.8%	24.0%	21.4%
Total Expenses	$335,416	$275,547	$279,383	$249,470
% of Revenues	102.9%	84.5%	92.5%	82.6%
Pretax Income (Loss)	$(9,482)	$50,387	$22,733	$52,646
% of Revenues	N/M	15.5%	7.5%	17.4%

__________________________

N/M	Not meaningful.
(a)	See Appendix for reconciliations of GAAP to Non-GAAP Financial Data.

Compensation and Benefits Expense

Three Months Ended

GAAP Compensation and Benefits Expense was $95.8 million for the three months ended September 30, 2016 compared with $67.1 million for the three months ended September 30, 2015. Adjusted Compensation and Benefits Expense was $78.9 million for the three months ended September 30, 2016 compared with $68.4 million for the three months ended September 30, 2015. The increase in GAAP Compensation and Benefits Expense was primarily due to an increase in equity compensation expense on transaction-related awards granted in connection with our spin-off from Blackstone on October 1, 2015 (the “spin-off”) as well as an increase in headcount.

Nine Months Ended

GAAP Compensation and Benefits Expense was $256.0 million for the nine months ended September 30, 2016 compared with $206.8 million for the nine months ended September 30, 2015. Adjusted Compensation and Benefits Expense was $207.7 million for the nine months ended September 30, 2016 compared with $184.9 million for the nine months ended September 30, 2015. The increase in GAAP Compensation and Benefits Expense was primarily due to an increase in revenues between the nine months ended September 30, 2015 and 2016, an increase in equity compensation expense on transaction-related awards granted in connection with the spin-off and an increase in headcount.

Non-Compensation Expense

Three Months Ended

GAAP Non-Compensation Expense was $27.5 million for the three months ended September 30, 2016 compared with $36.4 million for the three months ended September 30, 2015. Adjusted Non-Compensation Expense was $21.5 million for the three months ended September 30, 2016 compared with $29.8 million for the three months ended September 30, 2015.

The decrease in Non-Compensation Expense was primarily due to decreases in professional fees, occupancy and related expense and depreciation and amortization expense, partially offset by an increase in other expenses. The third quarter of 2015 reflected the costs associated with the build-out of our corporate structure as well as increased legal and other professional services expenses incurred in connection with the spin-off. Occupancy and related expense in the third quarter of 2015 reflected rent expense for both current and previous office locations during the period of transition. Depreciation and amortization expense in the third quarter of 2015 reflected a non-cash charge associated with the impairment of certain intangible assets. The increase in other expenses was driven primarily by an increase in bad debt expense as well as the recording of certain transaction-related payables to Blackstone in the third quarter of 2016.

Nine Months Ended

GAAP Non-Compensation Expense was $79.4 million for the nine months ended September 30, 2016 compared with $72.6 million for the nine months ended September 30, 2015. Adjusted Non-Compensation Expense was $67.9 million for the nine months ended September 30, 2016 compared with $64.6 million for the nine months ended September 30, 2015.

The increase in Non-Compensation Expense was primarily due to the previously disclosed $3.3 million charge (including an offset for insurance recovery deemed to be probable of receipt) recorded in the first quarter of 2016, certain transaction-related payables to Blackstone, bad debt expense and increased costs associated with the Company’s operation as a stand-alone public company since October 1, 2015. These increases were partially offset by a decrease in occupancy and related expense due to the previous period reflecting rent expense for both current and previous office locations during the period of transition.

Provision for Taxes

Prior to October 1, 2015, the Company’s operations were included in Blackstone subsidiaries’ U.S. federal, state and foreign tax returns. As a stand-alone entity, the Company’s deferred taxes and effective tax rate differ from those in historical periods.

As of September 30, 2016, PJT Partners Inc. owns 52.7% of PJT Partners Holdings LP and is subject to corporate U.S. federal and state income tax. PJT Partners Holdings LP continues to be subject to New York City unincorporated business tax and other entity-level taxes imposed by certain state and foreign jurisdictions. Refer to Note 3. “Reorganization and Spin-off” in the “Notes to Consolidated and Combined Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for further information about the corporate ownership structure.

The GAAP Provision for Taxes was computed using the actual year-to-date rate as of September 30, 2016. Despite a GAAP Net Loss for both the three and nine months ended September 30, 2016, the Company had taxable income as a result of the addback of permanent differences, primarily related to the amortization of equity compensation. A comparison of current period to prior period effective tax rates is not meaningful as the Company was not subject to corporate income taxes prior to October 1, 2015.

In calculating Adjusted Net Income, If-Converted, the Company has assumed that all outstanding Class A partnership units in PJT Partners Holdings LP (“Partnership Units”) (excluding the unvested partnership units that have yet to satisfy market conditions) have been exchanged into Class A common stock, subjecting all of the Company’s income to corporate-level tax. This presentation is provided for periods after October 1, 2015, the date of the spin-off.

The effective tax rates for Adjusted Net Income, If-Converted for the three and nine months ended September 30, 2016 were 38.6% and 38.7%, respectively, and include the tax impacts of the adjustments for transaction-related equity-based compensation expense, amortization expense and transaction-related payables to Blackstone along with the associated tax deduction.

Capital Management and Balance Sheet

As of September 30, 2016, the Company held cash and cash equivalents of $156.9 million and there was no debt on the balance sheet.

The Board of Directors of PJT Partners Inc. has declared a quarterly dividend of $0.05 per share of Class A common stock. The dividend will be paid on December 21, 2016 to Class A common stockholders of record on December 7, 2016.

Partnership Units may be exchanged on a quarterly basis for cash or, at the Company’s election, for shares of the Company’s Class A common stock on a one-for-one basis. The Company will settle the exchange of the

594,072 Partnership Units that have provided notice to exchange with cash from the Company’s working capital. The price per Partnership Unit to be paid by the Company will be determined by the volume-weighted average price of a share of the Company’s Class A common stock on November 3, 2016.

Quarterly Investor Call Details

PJT Partners will host a conference call on November 1, 2016 at 8:30 a.m. ET to discuss third quarter results. The conference call can be accessed via the internet on www.pjtpartners.com or by dialing +1 (888) 419-5570 (U.S. domestic) or +1 (617) 896‑9871 (international), passcode 796 994 00#. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com or by dialing +1 (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), passcode 382 253 52#.

About PJT Partners

PJT Partners is a global advisory-focused investment bank. Our team of senior professionals delivers a wide array of strategic advisory, restructuring and special situations and private fund advisory and placement services to corporations, financial sponsors, institutional investors and governments around the world. We offer a balanced portfolio of advisory services designed to help our clients realize major corporate milestones and solve complex issues. We also provide, through Park Hill Group, private fund advisory and placement services for alternative investment managers, including private equity funds, real estate funds and hedge funds. To learn more about PJT Partners, please visit the Company’s website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include the information concerning our results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in such forward-looking statements. You should not put undue reliance on any forward-looking statements contained herein. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

The risk factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the United States Securities and Exchange Commission (“SEC”) on February 29, 2016, as such factors may be updated from time to time in our periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that are not currently expected to have a material adverse effect on its business. Any such risks could cause our results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent key performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income; Adjusted Net Income, If-Converted, in total and on a per-share basis; Adjusted Compensation and Benefits Expense and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the significant accounting impact of: (a) transaction-related equity-based compensation expense, including expense related to Partnership Units with both time-based vesting and market conditions as well as equity-based retention awards granted in connection with the spin-off; (b) severance incurred in connection with the spin-off (for periods through the third quarter of 2015); (c) intangible asset amortization associated with Blackstone’s initial public offering (“IPO”) and the acquisition of PJT Capital LP; and (d) the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

In the interest of limiting the adjustments to GAAP results reflected in Adjusted Net Income to only the most significant items, the Company amended its definition of Adjusted Net Income in the third quarter of 2015 to no longer exclude certain transaction-related non-compensation expenses associated with the spin-off. Adjusted Net Income amounts presented for prior periods have been conformed to this presentation.

Additionally, in the second quarter of 2016, the Company amended its definition of tax expense used to compute Adjusted Net Income to reflect the manner in which taxes are computed under GAAP. Adjusted Taxes previously represented the total GAAP tax provision adjusted to include only current income taxes. Adjusted Taxes presented for prior periods in this earnings release have been conformed to this presentation.

To help investors understand the effect of the Company’s ownership structure on its Adjusted Net Income, the Company is presenting Adjusted Net Income, If-Converted, for periods beginning after the spin-off on October 1, 2015. This measure illustrates the impact on adjusted earnings if all partnership units in PJT Partners Holdings LP (excluding the unvested partnership units that have yet to satisfy market conditions) were to be exchanged for shares of Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax.

Investor Relations Contact

Sharon Pearson

PJT Partners Inc.

Tel: +1 (212) 364-7120

pearson@pjtpartners.com

Media Contact

Steve Frankel / Jonathan Keehner / Julie Oakes

Joele Frank, Wilkinson Brimmer Katcher

Tel: +1 (212) 355-4449

Appendix

GAAP Condensed Consolidated and Combined Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

PJT Partners Inc.

GAAP Condensed Consolidated and Combined Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues
Advisory	$100,728	$116,205	$241,360	$221,471
Placement	18,327	27,776	78,930	76,099
Interest Income and Other	2,291	3,341	5,644	4,546
Total Revenues	121,346	147,322	325,934	302,116
Expenses
Compensation and Benefits	95,841	67,060	255,976	206,820
Occupancy and Related	6,481	10,539	19,521	24,583
Travel and Related	3,208	4,029	8,755	10,388
Professional Fees	3,983	8,744	14,170	14,280
Communications and Information Services	1,970	2,824	6,670	5,991
Depreciation and Amortization	4,004	7,810	11,930	10,845
Other Expenses	7,819	2,455	18,394	6,476
Total Expenses	123,306	103,461	335,416	279,383
Income (Loss) Before Provision for Taxes	(1,960)	43,861	(9,482)	22,733
Provision for Taxes	8,376	1,971	4,139	3,973
Net Income (Loss)	(10,336)	$41,890	(13,621)	$18,760
Net Loss Attributable to Redeemable Non-Controlling Interests	(625)		(3,842)
Net Loss Attributable to PJT Partners Inc.	$(9,711)		$(9,779)
Net Loss Per Share of Class A Common Stock — Basic and Diluted	$(0.53)		$(0.53)
Weighted-Average Shares of Class A Common Stock Outstanding — Basic and Diluted	18,319,785		18,282,180

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
GAAP Net Income (Loss)	$(10,336)	$41,890	$(13,621)	$18,760
Less: GAAP Provision for Taxes	8,376	1,971	4,139	3,973
GAAP Pretax Income (Loss)	(1,960)	43,861	(9,482)	22,733

Adjustments to GAAP Pretax Income (Loss)
Transaction-Related Compensation Expense (a)	16,966	(1,372)	48,309	21,965
Amortization of Intangible Assets (b)	2,620	6,622	8,204	7,948
Transaction-Related Payable to Blackstone (c)	3,356	—	3,356	—
Adjusted Pretax Income	20,982	49,111	50,387	52,646
Adjusted Taxes (d)	4,901	1,908	11,377	3,377
Adjusted Net Income	16,081	$47,203	39,010	$49,269

If-Converted Adjustments
Less: Adjusted Taxes (d)	(4,901)		(11,377)
Add: If-Converted Taxes (e)	8,102		19,476
Adjusted Net Income, If-Converted (f)	$12,880		$30,911

GAAP Net Loss Per Share of Class A Common Stock — Basic and Diluted	$(0.53)		$(0.53)
GAAP Weighted-Average Shares of Class A Common Stock Outstanding — Basic and Diluted	18,319,785		18,282,180
Adjusted Net Income, If-Converted Per Share	$0.34		$0.84
Weighted-Average Shares Outstanding, If-Converted	37,420,346		36,979,314

__________________________

(a)

An adjustment has been made for equity-based compensation charges associated with the vesting during the periods presented of awards granted in connection with the Blackstone IPO in 2007 and severance incurred in connection with the spin-off (for periods through the third quarter of 2015). Additionally, for periods after October 1, 2015, the transaction-related equity-based compensation adjustment includes expense for Partnership Units with both time-based vesting and market conditions as well as equity-based retention awards granted in connection with the spin-off.

(b)

This adjustment adds back to GAAP Pretax Income (Loss) amounts for the amortization of intangible assets which are associated with Blackstone’s IPO and amortization related to intangible assets identified in connection with the acquisition of PJT Capital LP on October 1, 2015.

(c)

This adjustment, which has been recorded in Other Expenses in the Condensed Consolidated and Combined Statements of Operations, adds back the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation related tax deductions.

(d)	Represents taxes on Adjusted Pretax Income, considering both current and deferred income tax effects for the current ownership structure.
(e)

Represents taxes on adjusted earnings if all partnership units in PJT Partners Holdings LP (excluding the unvested partnership units that have yet to satisfy market conditions) were exchanged for shares of Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects.

(f)	Not applicable for periods prior to October 1, 2015.

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
GAAP Compensation and Benefits Expense	$95,841	$67,060	$255,976	$206,820
Transaction-Related Compensation Expense (a)	(16,966)	1,372	(48,309)	(21,965)
Adjusted Compensation and Benefits Expense	$78,875	$68,432	$207,667	$184,855

Non-Compensation Expenses
Occupancy and Related	$6,481	$10,539	$19,521	$24,583
Travel and Related	3,208	4,029	8,755	10,388
Professional Fees	3,983	8,744	14,170	14,280
Communications and Information Services	1,970	2,824	6,670	5,991
Depreciation and Amortization	4,004	7,810	11,930	10,845
Other Expenses	7,819	2,455	18,394	6,476
GAAP Non-Compensation Expense	27,465	36,401	79,440	72,563
Amortization of Intangible Assets (b)	(2,620)	(6,622)	(8,204)	(7,948)
Transaction-Related Payable to Blackstone (c)	(3,356)	—	(3,356)	—
Adjusted Non-Compensation Expense	$21,489	$29,779	$67,880	$64,615

__________________________

(a)	See footnote (a) on page 9.
(b)	See footnote (b) on page 9.
(c)	See footnote (c) on page 9.

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three and nine months ended September 30, 2016 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of Class A common stock:

	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2016
Weighted-Average Shares Outstanding - GAAP
Shares of Class A Common Stock Outstanding	17,987,646	17,973,519
Vested, Undelivered RSUs	332,139	308,661
Basic and Diluted Shares Outstanding, GAAP	18,319,785	18,282,180

Weighted-Average Shares Outstanding - If-Converted
Shares of Class A Common Stock Outstanding	17,987,646	17,973,519
Vested, Undelivered RSUs	332,139	308,661
Conversion of Unvested Common RSUs (a)	2,202,324	1,821,987
Conversion of Participating RSUs	706,257	749,963
Conversion of Partnership Units (b)	16,191,980	16,125,184
If-Converted Shares Outstanding (c)	37,420,346	36,979,314

__________________________

(a)	Represents amount of dilutive shares calculated under the treasury method of the 4.7 million unvested, non-participating restricted stock units that have a remaining service requirement.
(b)	Excluded from If-Converted Shares Outstanding are 6.5 million unvested partnership units in PJT Partners Holdings LP that have yet to satisfy market conditions.
(c)

Assuming all Partnership Units and unvested participating restricted stock units were converted to shares of Class A common stock, there would be 39.9 million shares outstanding as of September 30, 2016.